Exhibit 10.4
2010 NON-QUALIFIED STOCK OPTION AGREEMENT
THERMADYNE HOLDINGS CORPORATION
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
     THIS NON-QUALIFIED STOCK OPTION PLAN AGREEMENT (this “Agreement”) dated March 9, 2010 (the “Grant Date”), between Thermadyne Holdings Corporation (the “Company”), a Delaware corporation, and                                            (the “Optionee”), an officer or key employee of the Company or one of its subsidiary corporations (individually, a “Subsidiary Corporation” and collectively, the “Subsidiary Corporations”) within the meaning of Section 424(f) of the Internal Revenue Code (“the Code”) .
     RECITALS:
     WHEREAS, the Compensation Committee or the Board of Directors of the Company (“Board”) acting as the Compensation Committee (in either case, the “Committee”) has determined that the Optionee is one of the key personnel (officer or key employee) of the Company or one of its Subsidiary Corporations; and
     WHEREAS, the Committee believes the goals and objectives of the Company’s Long Term Incentive Award program will be furthered by granting to the Optionee a right to purchase shares of Common Stock (the “Stock Option”) under the Amended and Restated 2004 Stock Incentive Plan (the “Plan”).
     NOW, THEREFORE, in consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:
Section 1. Terms of Plan to Control
     This Agreement is subject to all the terms and conditions of the Plan, a copy of which is available upon request. Capitalized terms herein and not otherwise defined shall have the meaning set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control.
Section 2. Grant of Option
     2.1 Subject to the terms and conditions set forth in the Plan, and subject to the restrictions and risk of forfeiture set forth in this Agreement, the Company hereby grants to the Optionee a Stock Option to purchase                     shares of Common Stock of the Company. The per share exercise price of the Stock Option is $7.71, the closing per share sales price of Common Stock quoted on the Nasdaq Stock Market on March 9, 2010.
     2.2 The Stock Option granted hereby is intended to be a Nonqualified Stock Option subject to the provisions of Section 83 of the Code.

Section 3. Exercisability
     3.1 The Stock Options will become vested and exercisable, in three equal annual installments, on each of the next three anniversaries of the date of grant (March 9 of 2011, 2012, and 2013); provided however, that Options will vest only for those Optionees continuously employed by the Company through the scheduled date(s) of vesting.
     3.2 Subject to Section 5, the Stock Option shall expire and cease to be exercisable ten years after the date of this Agreement, or on such earlier date as may be provided herein.
     3.3 The Stock Option may be partially exercised from time to time within the limits on exercisability set forth in Section 3.1.
Section 4. Method of Exercise
     The Stock Option or any part thereof may be exercised only by the giving of written notice to the Secretary of the Company, which notice shall state the election to exercise the Stock Option and the number of whole shares of Common Stock with respect to which the Stock Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares of Common Stock purchased. Such payment shall be made (a) in immediately available funds (or the equivalent thereof acceptable to the Company) or (b) in such other consideration as the Committee deems appropriate, including, but not limited to, shares of Common Stock owned by the Optionee, or a combination of cash and other consideration having a total Fair Market Value, as so determined, equal to the full purchase price. Subject to Section 6 and as soon as practicable after it receives payment of the purchase price, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased.
Section 5. Termination of Employment
     5.1 Termination for Cause; Voluntary Resignation Without Consent. If the Optionee’s employment from the Company or a Subsidiary corporation is terminated by reason of dismissal for cause (as defined herein), or by resignation from employment without the Company’s prior consent, any portion of the Stock Option that has not previously been exercised, or otherwise forfeited, shall terminate upon the date of the Optionee’s termination of employment with the Company or a Subsidiary corporation, and shall not be exercisable after such date.
     5.2 Termination Without Cause. If the Optionee’s employment terminates with the Company or a Subsidiary Corporation without cause (e.g., retirement, disability, voluntary resignation with notice and consent, involuntary termination without cause), then the Optionee may thereafter exercise the Stock Option granted hereby only on the following terms and conditions: (a) such exercise may be made only to the extent the Optionee is entitled to exercise such Stock Option on the date his or her employment terminates; and (b) such exercise must be made by the earlier of (i) the expiration date of such Stock Option, determined pursuant to Section 3, or (ii) the ninetieth (90th) day after his or her employment terminates; provided, that if the Optionee’s employment terminates by reason of disability described in Section 22(e)(3) of the Code, the foregoing ninety day period shall be increased to one year. Notwithstanding the foregoing, to the extent that a Company-imposed blackout period is in effect at any point during the 30-day period immediately prior to the expiration of the 90-day period contemplated in clause (b) (ii) above, such Stock Option shall be exercisable for thirty (30) calendar days immediately following expiration of such blackout period but no later than ten (10) years after the grant date.
     5.3 Termination by Death; Death following Termination Without Cause. If the Optionee dies while in the employ of the Company or a Subsidiary Corporation, or dies after his or her employment terminates and during a period in which the Stock Option is exercisable pursuant to Section 5.2, the Stock Option granted hereby shall be exercisable on the following terms and conditions: (a) such exercise may be made only to the extent the Optionee is or was entitled to exercise such Stock Option on the date of termination of employment; and (b) such exercise must be made by the earlier of the expiration date of such Stock Option or ninety (90) days after the date of the Optionee’s death, to the extent that the Optionee was entitled to exercise such Stock Option on the date of death. The Optionee may designate a beneficiary or beneficiaries (“Designated Beneficiary or Beneficiaries”) on the Designated Beneficiary form attached to this Agreement to exercise the Option after the Optionee’s death and to receive the shares of Common Stock acquired pursuant to such exercise. If the Optionee does not complete the Beneficiary Designation form or the Designated Beneficiary or Beneficiaries has or have predeceased the Optionee or cannot be located, the Option shall be transferred in accordance with the Optionee’s will or, if the Optionee has no will, in accordance with the applicable state laws of descent and distribution. In this case, the Option shall be exercisable by the Optionee’s testamentary transferee or transferees after his or her death and shares of Common Stock acquired in connection with the exercise of the Options shall be transferred to such Transferee or Transferees. Any person or entity acquiring stock pursuant to the exercise of the Option after the Optionee’s death shall be bound by all the terms and conditions of the Plan and this Agreement which would have applied to the Optionee’s exercise of the Stock Option granted hereby (if he or she had lived) including, without limitation, the provisions of Section 6 and Section 11.
     5.4 References herein to an individual’s employment shall include any and all periods during which such individual is considered an employee of the Company or a Subsidiary Corporation. The Optionee shall be deemed to have terminated employment when the Optionee completely ceases to be employed (within the meaning of the preceding sentence) by the Company and all of its Subsidiary Corporations. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment within the meaning of this Agreement, and (b) the impact, if any, of any such leave of absence on the Stock Option granted under this Agreement.
     5.5 The term “dismissal for cause” as used herein shall mean:
a.	an act or omission by the Optionee that causes material harm to the Company or a Subsidiary Corporation of which the Optionee is notified in writing by the Company and the Optionee has not corrected within ten (10) days of such notification;

b.	any continued neglect of, or failure to perform, duties by the Optionee of which the Optionee is notified in writing by the Company and the Optionee has not corrected within ten (10) days of such notification;

c.	the Optionee’s performing services for any other corporation or person which competes with the Company or a Subsidiary Corporation while he or she is employed by the Company or a Subsidiary Corporation and without the written approval of the chief executive officer of the Company; or

d.	any conviction of the Optionee or plea of guilty (or nolo contendere) by the Optionee to a felonious crime;
provided, however, that if, at the time in question the Optionee is a party to an employment agreement with the Company or any of its Subsidiary Corporations which contains a definition of “cause” which is inconsistent with the provisions of this Section 5.5, the terms of such employment agreement shall define “dismissal for cause” for the purposes of this Plan Agreement.

Section 6.	Securities Law Restrictions and Other Restrictions on Transfer of Shares of Company Common Stock Purchased Pursuant to this Agreement
     The Optionee represents that upon exercise of a Stock Option, shares of Common Stock shall be purchased for the Optionee’s own account and not on behalf of others. Federal and state securities laws govern and restrict the Optionee’s right to offer, sell or otherwise dispose of any such shares unless the shares are first registered under the Securities Act of 1933 (the “Securities Act”) or any applicable state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. The Optionee shall not offer, sell or otherwise dispose of any shares purchased pursuant to this Agreement in any manner unless they are first registered under the Securities Act and any applicable state securities laws except in a transaction which, in the opinion of counsel to the Company, is exempt from the registration requirements.
Section 7. Restrictive Legend
     Except as may be otherwise determined by legal counsel to the Company, the certificates representing the shares of Common Stock purchased pursuant to this Agreement shall bear the following legend, plus such other legends the Company deems necessary or desirable in connection with securities laws or other rules, regulations or laws.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

Section 8. Non-Assignability
     No right granted to the Optionee under the Plan or this Agreement, except as otherwise provided in this Agreement, shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the life of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee.
Section 9. Withholding Taxes
     Whenever under the Plan and this Agreement shares of Common Stock are to be delivered upon exercise of a Stock Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto (including such taxes attributable to an election under Section 10 of this Agreement); provided, that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation or other amounts otherwise due to the Optionee.
Section 10. Requirement of Notification on Section 83(b) Election
     If the Optionee shall, in connection with the exercise of a Stock Option, make the election permitted under Section 83(b) of the Code (i.e., an election to include in his or her gross income in the year of transfer the amounts specified in section 83(b) of the Code), he or she shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
Section 11. Adjustments Upon Changes in Capitalization
     In the event of any increase or decrease, after the date of this Agreement, in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company, the Committee shall proportionately adjust the number of shares subject to the Stock Option, the exercise price set forth in Section 2.1, and any and all other matters deemed appropriate by the Committee; provided, however, that any Stock Option to purchase fractional shares resulting from any such adjustment shall be eliminated. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
Section 12. Reorganization
     In the event of a Change in Control of the Company, then the Stock Option shall vest and become exercisable in full, and thereafter, the Committee may in its discretion (a) by written notice to the Optionee, provide that the Stock Option will be terminated unless exercised within thirty (30) days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice, and/or (b) provide that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such event over the exercise price per share underlying such Stock Option with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof. Wherever deemed appropriate by the Committee, any such action may be made conditional upon the consummation of the event constituting the Change in Control.
Section 13. Right of Discharge Reserved
     Nothing in the Plan or in this Agreement shall confer upon the Optionee the right to continue in the employment, or service of the Company or any of its Subsidiary Corporations, or affect any right which the Company or any of its Subsidiary Corporations may have to terminate the employment or service of the Optionee. The parties agree and acknowledge that the Optionee is an at-will employee of the Company or a Subsidiary Corporation. The Optionee and the Company each retain the right to terminate such employment relationship at any time.
Section 14. No Rights as a Stockholder
     Neither the Optionee nor any person succeeding to the Optionee’s rights hereunder shall have any rights as a stockholder with respect to any shares of Common Stock subject to the Stock Option until the date of the issuance of a stock certificate to him or her for such shares. Except for adjustments made pursuant to Section 11, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
Section 15. Nature of Payments
     Any and all grants of Stock Options and issuance of shares of Common Stock hereunder shall be in consideration of services performed by the Optionee for the Company or for its Subsidiary Corporations.
     Any and all issuances of shares of Common Stock hereunder shall constitute a special incentive payment to the Optionee. Such issuances and/or income realized upon exercise of a Stock Option shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (a) any 401(k), pension, retirement, profit-sharing, bonus, life insurance, disability or other benefit plan of the Company or any Subsidiary Corporation or (b) any agreement between the Company or any Subsidiary Corporation, on the one hand, and the Optionee, on the other hand, except as such plan or agreement shall otherwise expressly provide.
Section 16. Committee Determinations
     The Committee’s determinations under the Plan and this Agreement need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). All decisions, interpretations and determinations by the Committee with regard to any question or matter arising hereunder or under the Plan shall be conclusive and binding upon the Company and the Optionee.

Section 17. Section Headings
     The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.
Section 18. Notices
     Any notice to be given to the Company or the Committee hereunder shall be in writing and shall be addressed to the Secretary of the Company at Thermadyne Holdings Corporation, 16052 Swingley Ridge Road, Suite 300, Chesterfield, MO 63017, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the last known address, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive the same.
Section 19. Successors and Assigns
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, as contemplated in Section 5.3, the heirs and personal representatives of the Optionee.
Section 20. Other Payments or Awards
     Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company or any Subsidiary Corporations from making any award or payment to the Optionee under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
Section 21. Governing Law and Venue
     This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri despite any laws of that state that would apply the laws of a different state. In the event of litigation arising in connection with this Agreement and/or the Plan, the parties hereto agree to submit to the jurisdiction of state and Federal courts located in the state of Missouri.
Section 22. Severability
     If any term or provision of this Agreement, or the application of this Agreement to any person or circumstances, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, both parties intend for any court construing this Agreement to modify or limit that provision so as to render it valid and enforceable to the fullest extent allowed by law. Any provision that is not susceptible of reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 23. Entire Agreement; Modification
     The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained in this Agreement and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties to this Agreement. Any oral or written agreements, representations, warranties, written inducements or other communications with respect to the subject matter contained in this Agreement made before the signing of this Agreement shall be void and ineffective for all purposes.
Section 24. Authority to Receive Payments
     Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to the conservator of such person’s estate or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, members of the Committee and the Board with respect thereto.
Section 25. Counterparts
     This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

THERMADYNE HOLDINGS CORPORATION		GRANTEE

By:		By:
	Nick H. Varsam	Grantee’s Name:
	General Counsel & Secretary	Date of Signature:

Grantee’s Address:

2010 NON-QUALIFIED STOCK OPTION AGREEMENT
THERMADYNE HOLDINGS CORPORATION
BENEFICIARY DESIGNATION
To the Secretary of Thermadyne Holdings Corporation (“Company”)
I hereby designate the following person, persons or entity as the primary and secondary Designated Beneficiaries of any rights that may be transferred under the Thermadyne Long Term Incentive Award program, the Thermadyne Holdings Corporation Amended and Restated 2004 Stock Incentive Plan (the “Plan”), and the 2010 Non-Qualified Stock Option Agreement (“Agreement”) between the Company and me dated March 9, 2010, upon my death:
Primary Beneficiary [include address and relationship]:
Secondary Beneficiary [include address and relationship]:
Unless provided otherwise in this Beneficiary Designation, the Company shall transfer all options on shares of Common Stock to be transferred to more than one Designated Beneficiary equally to the living Designated Beneficiaries, at the time of my death.
I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF BENEFICIARIES AND SECONDARY BENEFICIARIES.
Pursuant to the Agreement, the Company shall cause options on all shares of Common Stock to be transferred by reason of my death pursuant to the Agreement to the Primary Beneficiary, if he, she or it survives me, and if no Primary Designated Beneficiary shall survive me, then to my Secondary Designated Beneficiary. If no named Designated Beneficiary survives me, then all such shares shall be transferred in accordance with the terms of the Agreement.
This Beneficiary Designation shall be controlled by the laws of the State of Missouri and particularly RSMo Chapter 461 thereof.

Date of this Designation	Signature of Participant
NOTE: Unless provided otherwise in this Beneficiary Designation, the Company shall transfer all shares of Common Stock to be transferred to more than one Designated Beneficiary equally to the living Designated Beneficiaries.